Exhibit 10.18

EXECUTION

AMENDMENT NUMBER TWELVE

to the

MASTER REPURCHASE AGREEMENT

Dated as of March 24, 2010,

between

SIRVA MORTGAGE, INC.

and

CITIBANK, N.A.

This AMENDMENT NUMBER TWELVE (this “Amendment Number Twelve”) is made this 14th day of June, 2013, between SIRVA MORTGAGE, INC. (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of March 24, 2010, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller has requested that Buyer agree to amend the Agreement to extend the term of the Agreement and provide for an additional commitment fee with respect thereto, and the Buyer has agreed, subject to the terms set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of June 14, 2013 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a) Section 2 of the Agreement is hereby amended by adding the following definitions immediately prior to the definition of “Accepted Servicing Practices” contained therein as follows:

“2013 Extension Commitment Fee” shall mean an amount equal to $16,666.66

“2013 Extension Commitment Fee Installment Amount” shall mean an amount equal to $8,333.33.

(b) Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean August 13, 2013, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(c) Section 4(c) of the Agreement is hereby further amended by adding the following language at the end of such section:

“In connection with the extension of the Termination Date from June 14, 2013 to August 13, 2013, Sellers agree to pay to Buyer an additional commitment fee for the period beginning on June 14, 2013 through August 13, 2013, equal to the 2013 Extension

Commitment Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer in two (2) equal installments, each of which shall be equal to the 2013 Extension Commitment Fee Installment Amount. The first installment of the 2013 Extension Commitment Fee shall be payable on or prior to June 14, 2013 and the second installment shall be payable on or prior to the July 12, 2013. Buyer may, in its sole discretion, net any installment of the 2013 Extension Commitment Fee then due and payable from the proceeds of any Purchase Price paid to any Seller. In the event that the Termination Date is accelerated to a date which is prior to the payment in full of all installments of the 2013 Extension Commitment Fee, any unpaid installments of the 2013 Extension Commitment Fee shall be payable on the Termination Date. Each installment of the 2013 Extension Commitment Fee is and shall be deemed to be fully earned and non-refundable as of June 14, 2013.”

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Twelve (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment Number Twelve shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER TWELVE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment Number Twelve may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. This Amendment Number Twelve shall be effective for only the time period set forth in Section 1 above and shall not be deemed to and shall not, operate as a waiver of any term of the Agreement. Reference to this Amendment Number Twelve need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Twelve to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

SIRVA MORTGAGE, INC.
(Seller)

By:	/s/ Paul E. Klemme
Name:	Paul E. Klemme
Title:	President

CITIBANK, N.A.
(Buyer)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President Citibank, N.A.